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                  [BAER MARKS & UPHAM LLP LETTERHEAD]


                                                                     EXHIBIT 5.1

                                             October 19, 1998

Ambient Corporation
Jerusalem Technological Park
Building One
Malha, Jerusalem, Israel

Gentlemen:

     We have acted as counsel to Ambient Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 35,000 shares (the "Shares") of Common Stock, $0.001 par value per share, issuable to Randolph Beimel, pursuant to the Randolph Beimel Consulting Agreement (the "Plan").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We are qualified to practice law in the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York, the State of Delaware and the federal laws of the United States.

     We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                Very truly yours,

                              /s/ Baer Marks & Upham LLP

                              Baer Marks & Upham LLP







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